Exhibit 23.2

                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated August 30, 1996, included in The Vermont Teddy Bear Co., Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1996, into the Company's previously filed Registration Statement on Form S-8 No.33-84586 (filed on September 26, 1995).



                                            Arthur Andersen LLP
                                            /s/ Arthur Anderson LLP

Boston, Massachusetts
September 26, 1996